                     SECURITIES AND EXCHANGE COMMISSION

                          WASHINGTON, D. C.  20549


                                  FORM 8-K


             CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                    THE SECURITIES EXCHANGE ACT OF 1934


                    Date of Report         June 15, 1994


                PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
           (Exact name of registrant as specified in its charter)


  New Jersey                    1-9120                      22-2625848
(State or other               (Commission                (I.R.S. Employer
jurisdiction of               File Number)             Identification No.)
 incorporation)


     80 Park Plaza, P. O. Box 1171
           Newark, New Jersey                               07101-1171
(Address of principal executive offices)                    (Zip Code)

     Registrant's telephone number, including area code:  201-430-7000



                  PUBLIC SERVICE ELECTRIC AND GAS COMPANY
           (Exact name of registrant as specified in its charter)


  New Jersey                     1-973                      22-1212800
(State or other               (Commission                (I.R.S. Employer
jurisdiction of               File Number)              Identification No.)
incorporation)


      80 Park Plaza, P. O. Box 570
           Newark, New Jersey                               07101-0570
(Address of principal executive offices)                    (Zip Code)


     Registrant's telephone number, including area code:  201-430-7000

Item 5.   Other Events.
- ------    ------------

     The following information updates certain matters previously reported to the Securities and Exchange Commission under Item 1 - Business of Part I of the Annual Reports on Form 10-K for 1993 and Part II of the Reports on Form 10-Q for the quarter ended March 31, 1994, of Public Service Electric and Gas Company (PSE&G) and its parent, Public Service Enterprise Group Incorporated (Enterprise).

Nuclear Operations
- --------------

     As previously reported, Salem Nuclear Generating Station, Unit 1 (Salem
1) experienced an automatic reactor shutdown on April 7, 1994 due to excessive grass from the Delaware River clogging the station's water intake structure. Subsequent to the shutdown a precautionary Alert was declared at 1:16 p.m. and this emergency classification was terminated at 8:20 p.m. No abnormal releases of radiation to the environment occurred during the event and there was no threat to the public health and safety. Salem 1 remained out of service while PSE&G and the Nuclear Regulatory Commission (NRC) investigated the event and PSE&G implemented remedial actions required to be completed prior to returning the unit to service.

     On April 7, 1994 the NRC sent an augmented inspection team (AIT) to Salem to investigate the event. The AIT completed its on-site investigation on April 15, 1994 and presented its preliminary findings at a public meeting held at the station site on April 26, 1994. The AIT concluded that the event had challenged the reactor coolant system pressure boundary, that operator error had occurred which complicated the event, that management had allowed equipment problems to exist which made operations difficult for plant operators, and that some equipment was degraded by the event, but overall the plant performed as designed. The AIT further concluded that operator use of emergency operating procedures was good and that investigation and trouble-shooting efforts were good. PSE&G's investigation of the event resulted in conclusions similar to those of the AIT.

     On May 9, 1994, PSE&G and the NRC staff presented their findings to the NRC Commissioners, and PSE&G described the actions it had taken to prepare Salem 1 for restart. On May 11, 1994, Senator Joseph Biden, representing Delaware, wrote to the NRC expressing his concerns regarding early restart of the unit and requested assurances "that all outstanding mechanical and management problems have been resolved and that a fine in the maximum amount will be levied upon the licensee." On May 14, 1994 the NRC authorized the restart of Salem 1, and the unit initially returned to service on June 4, 1994.

     PSE&G is continuing to address matters to improve Salem's operations identified by itself, the NRC and the Institute of Nuclear Power Operations
(INPO), an independent industry group consisting of utilities, including PSE&G, that provides self critical analysis of nuclear operations to member utilities. As has been previously reported, actions are being taken to improve the plant's material condition, to upgrade procedures and to enhance personnel performance, as well as other efforts. However, satisfactory operating performance on Salem 1 has not yet been achieved, and the April 7, 1994 event indicates that to date the corrective actions taken by PSE&G to address these long-standing problems have not been fully effective, and that material condition deficiencies continue to complicate plant recovery from transients which place reliance on operator action to mitigate the consequences of the events.

     PSE&G's own assessments, as well as those by the NRC and INPO, indicate that additional efforts are required to further improve operating performance, and PSE&G is committed to taking the necessary actions to address Salem's performance needs. However, no assurance can be given as to what, if any, further or additional actions may be taken by PSE&G, or required by the NRC, to improve Salem's performance.

     Salem Unit 2 and Hope Creek Generating Station, both located adjacent to Salem 1 and operated by PSE&G, are presently in operation.

                                   SIGNATURE
                                   ---------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.


                              PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
                                              (Registrant)

                                 PUBLIC SERVICE ELECTRIC AND GAS COMPANY
                                              (Registrant)



                          By                ROBERT C. MURRAY
                              -------------------------------------------
                                            Robert C. Murray
                               Vice President and Chief Financial Officer
                              Public Service Enterprise Group Incorporated

                                  Senior Vice President - Finance and
                                        Chief Financial Officer
                                 Public Service Electric and Gas Company

Date:  June 15, 1994
                                      4